Schawk, Inc.
Consolidated Balance Sheets
(In thousands, except share amounts)
                                                                                                                                                                        Exhibit 99.3

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,947	$6,171
Trade accounts receivable, less allowance for doubtful accounts of $2,079 at March 31, 2014 and $2,040 at December 31, 2013	94,128	96,559
Unbilled services	18,322	18,095
Prepaid expenses and other current assets	13,403	8,584
Income tax receivable	11,076	2,053
Deferred income taxes	1,240	1,227
Total current assets	143,116	132,689

Property and equipment, less accumulated depreciation of $120,640 at March 31, 2014 and $117,933 at December 31, 2013	57,098	59,003
Goodwill, net	201,610	201,913
Other intangible assets, net:
Customer relationships	23,082	24,035
Other	420	461
Deferred income taxes	4,295	4,218
Other assets	8,271	8,222

Total assets	$437,892	$430,541

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$16,144	$17,132
Accrued expenses	68,620	51,137
Deferred income taxes	217	215
Income taxes payable	256	3,902
Current portion of long-term debt	1,266	1,266
Total current liabilities	86,503	73,652

Long-term liabilities:
Long-term debt	60,534	56,636
Deferred income taxes	11,231	8,759
Other long-term liabilities	38,326	40,647
Total long-term liabilities	110,091	106,042

Stockholders’ equity:
Common stock, $0.008 par value, 40,000,000 shares authorized, 31,324,898 and 31,321,010 shares issued at March 31, 2014 and December 31, 2013, respectively, 26,230,827 and 26,226,303 shares outstanding at March 31, 2014 and December 31, 2013, respectively	229	229
Additional paid-in capital	208,596	213,247
Retained earnings	87,153	92,000
Accumulated other comprehensive income, net	10,541	10,605
Treasury stock, at cost, 5,094,071 and 5,094,707 shares of common stock at March 31, 2014 and December 31, 2013, respectively	(65,221)	(65,234)
Total stockholders’ equity	241,298	250,847

Total liabilities and stockholders’ equity	$437,892	$430,541

The Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

Schawk, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Net revenues	$101,886	$107,158

Operating expenses:
Cost of services (excluding depreciation and amortization)	65,448	68,186
Selling, general and administrative expenses (excluding depreciation and amortization)	28,261	30,441
Merger-related expenses	8,135	--
Depreciation and amortization	4,587	4,096
Business and systems integration expenses	1,608	2,658
Foreign exchange loss (gain)	349	(242)
Acquisition integration and restructuring expenses	345	243
Multiemployer pension withdrawal income	(1,870)	--
Impairment of long-lived assets	--	36
Operating income (loss)	(4,977)	1,740

Other income (expense):
Interest income	87	26
Interest expense	(902)	(1,095)

Income (loss) from continuing operations before income taxes	(5,792)	671
Income tax benefit	(3,059)	(651)
Income (loss) from continuing operations	(2,733)	1,322
Income from discontinued operations, net of tax	--	133

Net income (loss)	$(2,733)	$1,455

Earnings (loss) per share: Basic: Income (loss) from continuing operations	$(0.10)	$0.05
Income from discontinued operations	--	0.01
Net income (loss) per common share	$(0.10)	$0.06

Diluted: Income (loss) from continuing operations	$(0.10)	$0.05
Income from discontinued operations	--	0.01
Net income (loss) per common share	$(0.10)	$0.06

Weighted average number of common and common equivalent shares outstanding:
Basic	26,350	26,154
Diluted	26,350	26,224

Dividends per Class A common share	$0.08	$0.08

Net income (loss)	$(2,733)	$1,455
Foreign currency translation adjustments	(64)	(2,341)
Comprehensive loss	$(2,797)	$(886)

The Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

Schawk, Inc.
Consolidated Statements of Cash Flows
Three Months Ended March 31, 2014 and 2013
(Unaudited)
(In thousands)

	2014	2013

Cash flows from operating activities
Net income (loss)	$(2,733)	$1,455
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation	3,573	3,398
Amortization	1,014	1,049
Impairment of long-lived assets	--	36
Amortization of deferred financing fees	55	62
Accretion of discount on multiemployer pension liability	208	209
Loss (gain) realized on sale of property and equipment	28	(69)
Stock based compensation expense	1,247	416
Tax benefit from stock compensation	(823)	(74)
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	2,535	(1,740)
Unbilled services	(280)	439
Prepaid expenses and other current assets	(5,111)	(948)
Trade accounts payable, accrued expenses and other liabilities	6,444	7,661
Income taxes refundable	(9,392)	(1,265)
Net cash (used in) provided by operating activities	(3,235)	10,629

Cash flows from investing activities
Proceeds from sale of business	197	--
Proceeds from sales of property and equipment	17	8
Purchases of property and equipment	(1,704)	(3,738)
Net cash used in investing activities	(1,490)	(3,730)

Cash flows from financing activities
Issuance of common stock	733	696
Proceeds from issuance of long-term debt	56,701	36,775
Payments of long-term debt including current portion	(52,843)	(45,871)
Tax benefit from stock compensation	823	74
Cash dividends	(2,101)	(2,090)
Net cash provided by (used in) financing activities	3,313	(10,416)

Effect of foreign currency rate changes	188	(151)

Net decrease in cash and cash equivalents	(1,224)	(3,668)
Cash and cash equivalents at beginning of period	6,171	9,651

Cash and cash equivalents at end of period	$4,947	$5,983

The Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

Schawk, Inc.
Notes to Consolidated Financial Statements
(Unaudited)
(In thousands, except per share data)

Note 1 – Significant Accounting Policies

The significant accounting policies of Schawk, Inc. (“Schawk” or the “Company”) are included in Note 1 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (“2013 Form 10-K”). There have been no material changes in the Company’s significant accounting policies since December 31, 2013.

Interim Financial Statements

The unaudited consolidated interim financial statements of the Company have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Certain previously reported immaterial amounts have been reclassified to conform to the current-period presentation. In the opinion of management, all adjustments necessary for a fair presentation for the periods presented have been recorded.

These financial statements should be read in conjunction with, and have been prepared in conformity with, the accounting principles reflected in the Company’s consolidated financial statements and the notes thereto for the three years ended December 31, 2013, as filed with its 2013 Form 10-K. The results of operations for the three-month period ended March 31, 2014 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2014.

Recent Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740). The amendments in ASU 2013-11 provide guidance on the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in ASU 2013-11 are effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company adopted ASU 2013-11 effective January 1, 2014. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Note 2 – Pending Merger

On March 16, 2014, the Company entered into a definitive merger agreement with Matthews International Corporation (“Matthews”), pursuant to which Matthews will acquire the Company. Under the terms of the merger agreement, each share of Company common stock outstanding as of the effective date of the merger will be cancelled in exchange for $11.80 in cash and 0.20582 of a share of Matthews common stock. Simultaneously with the signing of the definitive merger agreement, certain members of the Schawk family, both individually and on behalf of trusts for the benefit of certain Schawk family members, who hold or control in the aggregate approximately 61 percent of the Company’s outstanding common stock, entered into agreements with Matthews pursuant to which such family members agreed to vote their shares, and shares held in family trusts, in favor of the approval of the merger agreement. The transaction is expected to be completed during the third quarter of 2014.

Under provisions of the Company’s long term incentive plan, this event was considered a change in control. Under the terms of the merger agreement, components of the Company's incentive programs were impacted as follows:

•
Unexpired stock options and stock appreciation rights became fully vested as of March 16, 2014. Pursuant to the terms of the merger agreement, outstanding stock options and stock appreciation rights were cancelled and the Company, in the second quarter of 2014, paid the holders of stock options and stock appreciation rights the difference between the exercise price of each award and $20 per share (unless the exercise price equaled or exceeded $20, in which case no cash consideration was paid for the cancellation of the applicable stock options or stock appreciation rights).

•
Restricted stock units became vested in most cases on a pro rata basis equal to the portion of the three-year vesting period elapsed through March 16, 2014. Pursuant to the terms of the merger agreement, such awards were cancelled and in exchange the Company, in the second quarter of 2014, paid cash to the holders of restricted stock units at the rate of $20 per vested unit. The portion of a restricted stock unit grant that did not become vested was forfeited by the holder.

•
Restricted stock awards became vested in most cases on a pro rata basis equal to the portion of the three-year vesting period elapsed through March 16, 2014 and remained outstanding common shares of the Company, no longer subject to forfeiture.  Any portion of a restricted stock grant that did not become vested was forfeited by the holder.

•
Long term cash awards became payable on a pro rata basis equal to the portion of the three-year performance period elapsed through March 16, 2014. The Company, in the second quarter of 2014, paid the pro rata portion of each award in cash.

In addition, outstanding options granted under the outside directors option plan were cancelled in exchange for cash representing the difference between the exercise price of each award and $20 per share, with no consideration being paid for the cancellation of stock options with exercise prices equaling or exceeding $20 per share.

The following table summarizes the cash distributions related to outstanding equity and cash awards paid in the second quarter of 2014:

	Stock Options and Stock Appreciation Rights	Restricted Stock Units	Long Term Cash Awards	Total

Cash distribution (excluding payroll taxes)	$6,326	$1,128	$3,882	$11,336

The settlements of the stock options, stock appreciation rights and restricted stock units were considered to be repurchases of equity instruments and resulted in charges to Additional paid-in capital. The following table summarizes the amounts recorded to Additional paid-in capital, resulting from the accelerated vesting and settlement of outstanding equity awards during the first quarter of 2014:
	Stock Options and Stock Appreciation Rights	Restricted Stock and Restricted Stock Units	Total

Charge for repurchase of equity instruments	$6,326	$1,128	$7,454
Credit for acceleration of equity compensation amortization to reflect full vesting and other equity compensation amortization adjustments	(867)	(72)	(939)
Charge to reflect restricted stock withheld for payment of tax liabilities upon release	--	643	643

Net charge to Additional paid-in capital	$5,459	$1,699	$7,158

The following table summarizes the expenses recognized during the three-month period ended March 31, 2014 related to the vesting and settlement of outstanding cash and equity awards, as well as other merger-related costs incurred during the quarter. The expenses are included in Merger-related expenses on the Consolidated Statements of Comprehensive Income (Loss.)
	Stock Options and Stock Appreciation Rights	Restricted Stock and Restricted Stock Units	Long Term Cash Awards	Total

Increase in accrued expenses	$--	$--	$3,160	$3,160
Acceleration of equity compensation expense	800	222	--	1,022
Other equity compensation expense adjustments	67	(150)	--	(83)

Total merger-related incentive plan expenses	$867	$72	$3,160	4,099

Other merger-related costs:
Professional fees				3,322
Employer taxes related to incentive plan settlements				647
Other				67

Total merger-related expenses				$8,135

Note 3 – Sale of Business and Discontinued Operations

On July 3, 2013, the Company completed the sale of various assets comprising its former large-format printing business located in Los Angeles, California. The net assets of the large format printing business were considered to be held for sale as of June 30, 2013. The large-format printing business was considered to be outside of the Company’s core business and was included in the Americas segment. The aggregate selling price for the business was $10,444, comprised of $8,247 in cash, $2,000 in a secured subordinated note and $197 accrued as a receivable from the buyer for an estimated net working capital adjustment, which was settled in the first quarter of 2014. The Company recorded a loss of $6,251 on the sale of the business in the second quarter of 2013, including a goodwill allocation of $7,000 which represented a portion of the Company’s Americas reporting segment goodwill allocated to the large-format printing business.

Operating results for the discontinued operations for the periods presented in this quarterly report are as follows:

	Three months ended March 31,
	2014	2013

Net revenues	$--	$3,845

Operating expenses:
Cost of services (excluding depreciation and amortization)	--	2,383
Selling, general and administrative expenses (excluding depreciation and amortization)	--	876
Depreciation and amortization	--	351
Acquisition integration and restructuring expenses	--	4

Operating income	$--	$231

Income before income taxes	$--	$231
Income tax provision	--	98

Income from discontinued operations, net of tax	$--	$133

Note 4 – Unbilled Services

Unbilled services consist of the following:

	March 31,	December 31,
	2014	2013

Unbilled services	$16,654	$16,476
Production supplies	1,668	1,619
Total	$18,322	$18,095

Note 5 – Earnings (Loss) Per Share

Basic earnings (loss) per share from continuing operations, discontinued operations and from net income (loss) per common share are computed by dividing income (loss) from continuing operations, income from discontinued operations and net income (loss), respectively, by the weighted average shares outstanding for the period. Diluted earnings (loss) per share from continuing operations, discontinued operations and from net income (loss) per common share are computed by dividing income (loss) from continuing operations, income from discontinued operations and net income (loss), respectively, by the weighted average number of common shares, including common stock equivalent shares (stock options and stock-settled stock appreciation rights) outstanding for the period.  Certain share-based payment awards which entitle holders to receive non-forfeitable dividends before vesting are considered participating securities and are included in the calculation of basic earnings (loss) per share. There were no reconciling items to net income to arrive at income (loss) available to common stockholders.

As described in Note 2 - Pending Merger, in connection with the Company's entry into a definitive merger agreement on March 16, 2014, all outstanding stock options and stock-settled stock appreciation rights were cancelled in exchange for cash. As a result, there is no effect on earnings per share from dilutive and anti-dilutive stock options for the three-month period ended March 31, 2014.
The following table details the computation of basic and diluted earnings (loss) per common share:

	Three Months Ended March 31,
	2014	2013

Income (loss) from continuing operations	$(2,733)	$1,322
Income from discontinued operations	--	133
Net income (loss)	$(2,733)	$1,455

Weighted average shares – Basic	26,350	26,154
Effect of dilutive stock options	--	70
Adjusted weighted average shares and assumed conversions - Diluted	26,350	26,224

	Three Months Ended
	March 31,
	2014	2013
Basic:
Income (loss) from continuing operations	$(0.10)	0.05
Income from discontinued operations	--	0.01
Net income (loss) per common share	$(0.10)	0.06

Diluted:
Income (loss) from continuing operations	$(0.10)	0.05
Income from discontinued operations	--	0.01
Net income (loss) per common share	$(0.10)	0.06

The following table presents the potentially dilutive outstanding stock options excluded from the computation of diluted earnings per share for each period because they would be anti-dilutive:

	Three Months Ended March 31,
	2014	2013

Anti-dilutive options	--	1,550
Exercise price range	$--	$11.71-21.08

Note 6 – Comprehensive Loss

The Company reports certain changes in equity during a period in accordance with current accounting guidance for comprehensive income. Accumulated other comprehensive income, net includes cumulative translation adjustments and pension liability adjustments, net of tax. The components of comprehensive loss, net of tax, for the three-month periods ended March 31, 2014 and 2013 are as follows:

	Three Months Ended March 31,
	2014	2013

Net income (loss)	$(2,733)	$1,455
Foreign currency translation adjustments	(64)	(2,341)
Comprehensive loss	$(2,797)	$(886)

Note 7 – Stock Based Compensation

The Company recognizes the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards using the straight-line expense attribution method. There were no equity compensation grants made by the Company during the first three months of 2014. The equity compensation grants during the first three months of 2013 were in the form of stock appreciation rights and restricted stock units.

The Company records compensation expense for employee stock options and stock appreciation rights based on the estimated fair value of the options and stock appreciation rights on the date of grant using the Black-Scholes option-pricing model with the assumptions included in the table below. The Company uses historical data among other factors to estimate the expected price volatility, the expected term and the expected forfeiture rate. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the estimated life of the option. The following assumptions were used to estimate the fair value of options and stock appreciation rights granted during the three-month period ended March 31, 2013, using the Black-Scholes option-pricing model.

	Three Months Ended
	March 31, 2013

Expected dividend yield	2.84%
Expected stock price volatility	56.36%
Risk-free interest rate	1.26%
Weighted-average expected life of options	6.47	years
Forfeiture rate	2.50%

There were no equity compensation grants made by the Company during the first three months of 2014. The number of stock appreciation rights and restricted stock units granted during the three-month period ended March 31, 2013 was 207. The total fair value of stock appreciation rights and restricted stock units granted during the three-month period ended March 31, 2013 was $1,674. As of March 31, 2013 there was $3,605 of total unrecognized compensation cost related to nonvested stock-based compensation awards outstanding, which was expected to be recognized over a weighted average period of approximately two years. Expense recognized for the three-month period ended March 31, 2013 was $416.

The total expense related to equity compensation awards recognized for the three-month period ended March 31, 2014 was $1,247 and is included in the Consolidated Statements of Comprehensive Income (Loss) as follows: $939 is included in Merger-related expenses and $308 is included in Selling, general and administrative expenses. See Note 2 – Pending Merger for more information regarding the impact of the merger on the Company’s equity compensation awards.

Note 8 – Impairment of Long-lived Assets

The Company did not record any charges for impairment of long-lived assets during the three-month period ended March 31, 2014. During the three-month period ended March 31, 2013, the Company recorded impairment charges of $27 and $9, for customer relationship and trade name assets, respectively, in the Asia Pacific operating segment. The first quarter 2013 impairment charge reflected the Company’s decision to close the Seoul, Korea office acquired in its 2011 Brandimage acquisition. The impairment charges are included in Impairment of long-lived assets in the Consolidated Statements of Comprehensive Income (Loss).

Note 9 – Debt

Debt obligations consist of the following:

	March 31, 2014	December 31, 2013

Revolving credit agreement	$35,487	$31,580
Series A senior note payable - Tranche B	1,229	1,229
Series F senior note payable	25,000	25,000
Other	84	93
Total	61,800	57,902
Less amounts due in one year or less	(1,266)	(1,266)
Total	$60,534	$56,636

Credit Facility and Senior Notes

Revolving Credit Facility

Amended and Restated Credit Facility. On January 27, 2012, the Company entered into a Second Amended and Restated Credit Agreement (the “2012 Credit Agreement”), among the Company, certain subsidiary borrowers of the Company, the financial institutions party thereto as lenders, JPMorgan Chase Bank, N.A., on behalf of itself and the other lenders as agent, and PNC Bank, National Association, on behalf of itself and the other lenders as syndication agent, in order to amend and restate the Company’s prior credit agreement that was scheduled to terminate on July 12, 2012.

The 2012 Credit Agreement provides for a five-year unsecured, multicurrency revolving credit facility in the principal amount of $125,000 (the “Credit Facility”), including a $10,000 swing-line loan subfacility and a $10,000 subfacility for letters of credit. The Company may, at its option and subject to certain conditions, increase the amount of the Credit Facility by up to $50,000 by obtaining one or more new commitments from new or existing lenders to fund such increase. Loans under the Credit Facility generally bear interest at a LIBOR or Federal funds rate plus a margin that varies with the Company’s cash flow leverage ratio, in addition to applicable commitment fees, with a maximum rate of LIBOR plus 225 basis points. At closing, the applicable margin on LIBOR-based loans was 175 basis points. The unutilized portion of the Credit Facility will be used primarily for general corporate purposes, such as working capital and capital expenditures.

At March 31, 2014, there was $20,000 outstanding under the LIBOR portion of the U.S. facility at an interest rate of approximately 1.87 percent. At the Company’s option, loans under the facility can bear interest at prime plus 1.5 percent. At March 31, 2014, there was $4,400 of prime rate borrowing outstanding at an interest rate of 4.00 percent. The Company’s Canadian subsidiary borrowed under the revolving credit facility in the form of bankers’ acceptance agreements and prime rate borrowings. At March 31, 2014, there was $8,591 outstanding under prime rate borrowings at an interest rate of approximately 3.75 percent. The Company’s UK subsidiary borrowed under the revolving credit facility in the form of LIBOR Sterling loans.  At March 31, 2014, there was $2,496 outstanding under LIBOR Sterling loans at an interest rate of approximately 2.26 percent.

The 2012 Credit Agreement contains various customary affirmative and negative covenants and events of default. Under the terms of the 2012 Credit Agreement, the Company is no longer subject to restrictive covenants on permitted capital expenditures. Certain restricted payments, such as regular dividends and stock repurchases, are permitted provided that the Company maintains compliance with its minimum fixed-charge coverage ratio (with respect to regular dividends) and a specified maximum cash-flow leverage ratio (with respect to other permitted restricted payments). Other covenants include, among other things, restrictions on the Company’s and in certain cases its subsidiaries’ ability to incur additional indebtedness; dispose of assets; create or permit liens on assets; make loans, advances or other investments; incur certain guarantee obligations; engage in mergers, consolidations or acquisitions, other than those meeting the requirements of the 2012 Credit Agreement; engage in certain transactions with affiliates; engage in sale/leaseback transactions; and engage in certain hedging arrangements. The 2012 Credit Agreement also requires compliance with specified financial ratios and tests, including a minimum fixed-charge coverage ratio and a maximum cash-flow ratio.

Amendment to the 2012 Credit Agreement. On September 12, 2012, the Company entered into Amendment No. 1 (the “Credit Agreement Amendment”) to the 2012 Credit Agreement. The Credit Agreement Amendment amended the definition of “EBITDA” in the 2012 Credit Agreement to permit the Company, for purposes of calculating EBITDA for financial covenant compliance, to add back certain expenses associated with the Company’s enterprise resource planning system up to certain amounts as specified in the Credit Agreement Amendment.

Senior Notes

In 2003, the Company entered into a private placement of debt to provide long-term financing in which it issued senior notes pursuant to note purchase agreements, which have since been amended as further discussed below. The senior note that was outstanding at March 31, 2014 bears interest at 8.98 percent. The remaining aggregate balance of the note, $1,229, is included in Current portion of long-term debt on the March 31, 2014 Consolidated Balance Sheets.

Amended and Restated Private Shelf Agreement. Concurrently with its entry into the 2012 Credit Agreement, on January 27, 2012, the Company entered into an Amended and Restated Note Purchase and Private Shelf Agreement with Prudential Investment Management, Inc. (“Prudential”) and certain existing noteholders and note purchasers named therein (the “Private Shelf Agreement”), which provides for a $75,000 private shelf facility for a period of up to three years (the “Private Shelf Facility”). At closing, the Company issued $25,000 aggregate principal amount of its 4.38% Series F Senior Notes due January 27, 2019 (the “Notes”) under the Private Shelf Agreement.

The Private Shelf Agreement contains financial and other covenants that are the same or substantially equivalent to covenants under the 2012 Credit Agreement described above. Notes issued under the Private Shelf Facility may have maturities of up to ten years and are unsecured. Either the Company or Prudential may terminate the unused portion of the Private Shelf Facility prior to its scheduled termination upon 30 days’ written notice.

Amendment to Note Purchase Agreement. Concurrently with the entry into the Private Shelf Agreement, the Company entered into the Fifth Amendment (the “Fifth Amendment”) to the Note Purchase Agreement, dated as of December 23, 2003, as amended (the “Note Purchase Agreement”), with the noteholders party thereto (the “Mass Mutual Noteholders”). The Fifth Amendment amended certain financial and other covenants in the Note Purchase Agreement so that such financial and other covenants are the same or substantially equivalent to covenants under the 2012 Credit Agreement described above. The Fifth Amendment also amended certain provisions contained in the Note Purchase Agreement to reflect that amounts due under existing senior notes issued to the Mass Mutual Noteholders are no longer secured.

Amendments to Private Shelf Agreement and Note Purchase Agreement. Concurrently with its entry into the Credit Agreement Amendment, the Company entered into (i) the First Amendment (the “First Amendment”) to the Private Shelf Agreement and (ii) the Sixth Amendment (the “Sixth Amendment”) to the Note Purchase Agreement. The First Amendment and the Sixth Amendment amend the respective definitions of “EBITDA” in the Private Shelf Agreement and the Note Purchase Agreement to conform to the amended EBITDA definition contained in the Credit Agreement Amendment.

Debt Covenant Compliance and Noteholders Consent

The Company was in compliance with all covenant obligations under the aforementioned credit and note purchase agreements at March 31, 2014.

As of March 14, 2014, the lenders under the 2012 Credit Agreement entered into a Consent Memorandum with the Company (the “Consent Memorandum”) pursuant to which the lenders agreed that the voting arrangements to be entered into between Matthews and certain Schawk family stockholders would not constitute a “Change of Control” as defined in the 2012 Credit Agreement. Contemporaneously with the entry into the Consent Memorandum, the Company also received consents from the holders of its senior notes, pursuant to which such noteholders consented to similar actions under the applicable note purchase agreements in respect of the voting arrangements described above.

The merger between the Company and Matthews is expected to be completed in the third quarter of 2014. Upon closing, it is anticipated that the Company’s revolving credit facility and outstanding senior notes will be repaid in full.

Other Debt Arrangements

In July 2013, the Company’s Belgium subsidiary entered into a financing arrangement for the purchase of production equipment in the amount of $110, with monthly payments over a three year period ending in June 2016. The balance outstanding at March 31, 2014 is $84, of which $37 is included in Current portion of long-term debt and $47 is included in Long-term debt.

Deferred Financing Fees

At March 31, 2014, the Company had $616 of unamortized deferred financing fees related to prior revolving credit facility and note purchase agreement amendments. During the first quarter of 2014, the Company amortized deferred financing fees totaling $55. During the first quarter of 2013, the Company amortized deferred financing fees totaling $62. These amounts are included in Interest expense on the Consolidated Statements of Comprehensive Income (Loss).

Note 10 – Goodwill and Intangible Assets

The Company’s intangible assets not subject to amortization consist entirely of goodwill. Under current accounting guidance, the Company’s goodwill is not amortized throughout the period, but is subject to an annual impairment test. The Company performs an impairment test annually as of October 1, or more frequently if events or changes in business circumstances indicate that the carrying value may not be recoverable.

The changes in the carrying amount of goodwill by reportable segment during the three-month period ended March 31, 2014, were as follows:

	Americas	Europe	Asia Pacific	Total
Cost:
December 31, 2013	$195,475	$42,685	$8,764	$246,924
Foreign currency translation	(680)	288	233	(159)

March 31, 2014	$194,795	$42,973	$8,997	$246,765

Accumulated impairment:
December 31, 2013	$(14,185)	$(29,739)	$(1,087)	$(45,011)
Foreign currency translation	160	(258)	(46)	(144)

March 31, 2014	$(14,025)	$(29,997)	$(1,133)	$(45,155)

Net book value:
December 31, 2013	$181,290	$12,946	$7,677	$201,913

March 31, 2014	$180,770	$12,976	$7,864	$201,610

The Company’s other intangible assets subject to amortization are as follows:

		March 31, 2014
	Weighted Average Life	Cost	Accumulated Amortization	Net

Customer relationships	13.9 years	$55,433	$(32,351)	$23,082
Digital images	5.0 years	450	(450)	--
Developed technologies	3.0 years	712	(712)	--
Non-compete agreements	3.6 years	821	(790)	31
Trade names	3.9 years	1,428	(1,039)	389
Contract acquisition cost	3.0 years	1,220	(1,220)	--

	13.1 years	$60,064	$(36,562)	$23,502

		December 31, 2013
	Weighted Average Life	Cost	Accumulated Amortization	Net
Customer relationships	13.9 years	$55,377	$(31,342)	$24,035
Digital images	5.0 years	450	(450)	--
Developed technologies	3.0 years	712	(712)	--
Non-compete agreements	3.6 years	827	(790)	37
Trade names	3.9 years	1,434	(1,010)	424
Contract acquisition cost	3.0 years	1,220	(1,220)	--

	13.1 years	$60,020	$(35,524)	$24,496

Other intangible assets were recorded at fair market value as of the dates of the acquisitions based upon independent third party appraisals. The fair values and useful lives assigned to customer relationship assets are based on the period over which these relationships are expected to contribute directly or indirectly to the future cash flows of the Company. The acquired companies typically have had key long-term relationships with Fortune 500 companies lasting 15 years or more. Because of the custom nature of the work that the Company does, it has been the Company’s experience that clients are reluctant to change suppliers.

See Note 8 – Impairment of Long-lived Assets for more information as to certain impairment charges.

Amortization expense related to the other intangible assets totaled $1,014 and $1,049 for the three-month periods ended March 31, 2014 and March 31, 2013, respectively. Amortization expense for each of the next five twelve-month periods beginning April 1, 2014, is expected to be approximately $3,892 for 2015, $3,739 for 2016, $3,661 for 2017, $3,472 for 2018, and $3,436 for 2019.

Note 11 – Income Taxes

The Company’s interim period income tax provision is determined as follows:

•	At the end of each fiscal quarter, the Company estimates the income tax that will be provided for the fiscal year.

•
The forecasted annual effective tax rate is applied to the year-to-date ordinary income (loss) at the end of each quarter to compute the year-to-date tax applicable to ordinary income (loss). The term ordinary income (loss) refers to income (loss) from continuing operations, before income taxes, excluding significant, unusual or infrequently occurring items. The tax provision or benefit related to ordinary income (loss) in each quarter is the difference between the most recent year-to-date and the prior quarter-to-date computations.

•
The tax effects of significant, unusual or infrequently occurring items are recognized as discrete items in the interim periods in which the events occur. The impact of changes in tax laws or rates on deferred tax amounts, the effects of changes in judgment about valuation allowances established in prior years, and changes in tax reserves resulting from the finalization of tax audits or reviews are examples of significant, unusual or infrequently occurring items.

The determination of the forecasted annual effective tax rate is based upon a number of significant estimates and judgments, including the forecasted annual income (loss) before income taxes of the Company in each tax jurisdiction in which it operates, the development of tax planning strategies during the year, and the need for a valuation allowance. In addition, the Company’s tax expense can be impacted by changes in tax rates or laws, the finalization of tax audits and reviews, as well as other factors that cannot be predicted with certainty. As such, there can be significant volatility in interim tax provisions.

The following table sets out the tax provision (benefit) for continuing operations and the effective tax rates of the Company:

	Three Months Ended March 31,
(in thousands)	2014	2013

Income (loss) from continuing operations before income taxes	$(5,792)	$671
Income tax benefit	$(3,059)		$(651)
Effective tax rate	52.8%	(97.0	) %

In the first quarter of 2014, the Company recognized a tax benefit of $3,059 on a loss before taxes of $5,792, for an effective tax rate of 52.8 percent, as compared to an effective rate of (97.0) percent for the first quarter of 2013. The change in effective tax rate for the first quarter of 2014, as compared to the same period for 2013, is primarily attributable to discrete tax benefits related to equity compensation applied to an operating loss for the quarter.

The Company has reserves for unrecognized tax benefits, exclusive of interest and penalties, of $1,845 and $1,758 at March 31, 2014 and December 31, 2013, respectively. The reserve for uncertain tax positions as of March 31, 2014 increased by $87 primarily due to the establishment of additional uncertain tax positions.

Note 12 – Segment Reporting

Accounting guidance requires that a public business enterprise report financial information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance.

The Company organizes and manages its operations primarily by geographic area and measures profit and loss of its segments based on operating income (loss). The accounting policies used to measure operating income (loss) of the segments are the same as those used to prepare the consolidated financial statements.

The Company’s Americas segment includes all of the Company’s operations located in North and South America, including its operations in the United States, Canada, Mexico and Brazil, its U.S. brand strategy and design business and its U.S. digital solutions business. The Company’s Europe segment includes all operations located in Europe, including its European brand strategy and design business and its digital solutions business in London. The Company’s Asia Pacific segment includes all operations in Asia and Australia, including its Asia Pacific brand strategy and design business. The Company has determined that each of its operating segments is also a reportable segment.

Corporate consists of unallocated general and administrative activities and associated expenses, including executive, legal, finance, information technology, human resources and certain facility costs. In addition, certain costs and employee benefit plans are included in Corporate and not allocated to operating segments.

The Company has disclosed operating income (loss) as the primary measure of segment profitability. This is the measure of profitability used by the Company’s CODM and is most consistent with the presentation of profitability reported within the consolidated financial statements.

Segment information relating to results of operations for continuing operations was as follows:

	Three Months Ended March 31,
	2014	2013

Net revenues:
Americas	$73,167	$82,574
Europe	23,566	19,872
Asia Pacific	10,053	9,706
Intersegment revenue elimination	(4,900)	(4,994)

Total	$101,886	$107,158

Operating segment income (loss):
Americas	$8,527	$11,842
Europe	1,522	(181)
Asia Pacific	581	347
Corporate	(15,607)	(10,268)
Operating income (loss)	(4,977)	1,740
Interest expense, net	(815)	(1,069)
Income (loss) from continuing operations before income taxes	$(5,792)	$671

Note 13 – Acquisition Integration and Restructuring

In 2008, the Company initiated a cost reduction and restructuring plan involving a consolidation and realignment of its workforce and incurred costs for employee terminations, obligations for future lease payments, fixed asset impairments, and other associated costs. The Company continued its cost reduction efforts and incurred additional costs for facility closings and employee termination expenses during the years 2009 through 2013 and through the first quarter of 2014.

The following table summarizes the accruals recorded, adjustments, and the cash payments during the three-month periods ended March 31, 2014, related to cost reduction and restructuring actions initiated during the years 2008 through 2014.The adjustments are comprised principally of changes to previously recorded expense accruals. The remaining reserve balance of $2,947 is included on the Consolidated Balance Sheets at March 31, 2014 as follows: $2,588 in Accrued expenses and $359 in Other long-term liabilities.

	Employee Terminations	Lease Obligations	Total

Actions Initiated in 2008
Liability balance at December 31, 2013	$--	$2,257	$2,257
Adjustments	--	68	68
Cash payments	--	(207)	(207)
Liability balance at March 31, 2014	$--	$2,118	$2,118

Actions Initiated in 2012
Liability balance at December 31, 2013	$26	$657	$683
Adjustments	--	(14)	(14)
Cash payments	--	(643)	(643)
Liability balance at March 31, 2014	$26	$--	$26

Actions Initiated in 2013
Liability balance at December 31, 2013	$475	$304	$779
Adjustments	(24)	50	26
Cash payments	(114)	(117)	(231)
Liability balance at March 31, 2014	$337	$237	$574

Actions Initiated in 2014
Liability balance at December 31, 2013	$--	$--	$--
New accruals	265	--	265
Cash payments	(36)	--	(36)
Liability balance at March 31, 2014	$229	$--	$229

The total expenses for the cost reduction and restructuring actions initiated in 2008, 2012, 2013, and 2014 shown above were $345 for the three-month period ended March 31, 2014 and are presented as Acquisition integration and restructuring expense in the Consolidated Statements of Comprehensive Income (Loss).

The expenses for the three-month periods ended March 31, 2014 and March 31, 2013 and the cumulative expense since the cost reduction program’s inception were recorded in the following segments:

			Asia
	Americas	Europe	Pacific	Corporate	Total

Three months ended March 31, 2014	$367	$(6)	$(16)	$--	$345
Three months ended March 31, 2013	$209	$75	$(41)	$--	$243
Cumulative since program inception	$16,759	$7,261	$1,387	$1,912	$27,319

Note 14 – Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable.

•
Level 1 – Quoted prices in active markets for identical assets or liabilities. These are typically obtained from real-time quotes for transactions in active exchange markets involving identical assets.

•
Level 2 – Inputs, other than quoted prices included within Level 1, which are observable for the asset or liability, either directly or indirectly. These are typically obtained from readily-available pricing sources for comparable instruments.

•
Level 3 – Unobservable inputs, where there is little or no market activity for the asset or liability. These inputs reflect the reporting entity’s own assumptions of the data that market participants would use in pricing the asset or liability, based on the best information available in the circumstances.

For purposes of financial reporting, the Company has determined that the fair value of such financial instruments as cash and cash equivalents, accounts receivable, accounts payable and long-term debt approximates carrying value at March 31, 2014.

The Company’s multiemployer pension withdrawal liability is categorized as Level 3 within the fair value hierarchy. The fair value of the multiemployer pension withdrawal liability was estimated using a present value analysis as of December 31, 2012. See Note 15 – Multiemployer Pension Withdrawal for more information regarding the multiemployer withdrawal liability.

The following table summarizes the changes in the fair value of the Company’s multiemployer pension withdrawal liability during the first three months of 2014:

Fair Value

Liability balance at January 1, 2014	$32,516
Accretion of present value discount	208
Reduction of estimated liability	(1,870)

Liability balance at March 31, 2014	$30,854

The following table summarizes the fair values as of March 31, 2014:

	Level 1	Level 2	Level 3	Total
Other long-term liabilities:
Multiemployer pension withdrawal liability	$--	$--	$30,854	$30,854

Note 15 – Multiemployer Pension Withdrawal

The Company has participated in the Graphic Communications Conference International Brotherhood of Teamsters National Pension Fund (“NPF”), formerly known as the Graphic Communications Conference International Brotherhood of Teamsters Supplemental Retirement and Disability Fund (“SRDF”), pursuant to collective bargaining agreements at eight locations. During the fourth quarter of 2012, the Schawk Board of Directors executed a resolution to authorize management to enter into good faith negotiations with the local bargaining units to effect a complete withdrawal from the NPF. The negotiations with the local bargaining units concluded during the first quarter of 2014. The decision to exit the NPF was made in order to mitigate potentially greater financial exposure to the Company in the future under the plan, which is significantly underfunded, and to facilitate the consideration of future changes to the Company’s operations in the United States. A withdrawal liability should be recorded if circumstances that give rise to an obligation become probable and estimable. Management concluded that a complete withdrawal from the NPF was both probable and estimable, subject to the Company’s good faith bargaining obligations. Based on an analysis prepared by an independent actuary, the Company recorded an estimated liability for its withdrawal from the NPF of $31,683 as of December 31, 2012, which was the then present value of the estimated future payments required for withdrawal. The liability balance was $32,516 at December 31, 2013.

In April 2014, the NPF notified the Company that it had made a complete withdrawal from the NPF in the plan year ended April 30, 2014. The Company’s withdrawal liability is expected to be $39,468, consisting of 240 monthly payments of $164, beginning June 4, 2014. The payments were discounted at a risk free rate of 2.54 percent. As of March 31, 2014, the liability for its withdrawal from the NPF is $30,854, which is the present value of the estimated future payments required for withdrawal. Accordingly, the Company adjusted its estimated withdrawal liability to reflect the expected monthly payments, reducing the gross liability by $1,718 and reducing the present value discount by $152, for a total credit to income of $1,870. If a plan termination or mass withdrawal occurs, the Company’s withdrawal liability may be larger than it is currently estimated. The Company currently believes the likelihood of a plan termination or mass withdrawal occurring within the next few years to be remote.

For the three month period ended March 31, 2014, the Company accreted $208 of the present value discount, and reduced the estimated withdrawal liability by $1,870, resulting in a liability balance of $30,854 at March 31, 2014, which is included on the Consolidated Balance Sheets at March 31, 2014 as follows: $870 in Accrued expenses and $29,984 in Other long-term liabilities. For the three month period ended March 31, 2013, the Company accreted $209 of the present value discount.  The expense associated with the accretion of the present value discount is included in Interest expense and the income associated with the revised withdrawal liability is reflected in Multiemployer pension withdrawal income on the Consolidated Statements of Comprehensive Income (Loss).

Note 16 - Subsequent events

On April 11, 2014, the Company entered into a letter of intent to sell its facility located in Los Angeles, California. The property had been the operating facility for the Company’s large format printing operation, which was sold in July 2013 and the majority of the building has been leased to the buyer of the business since that time. The Company has also been using a portion of the building for its Los Angeles creative business, which was not part of the large format printing business which was sold.

The selling price of the facility to be sold is expected to recover its carrying value and therefore no impairment loss is anticipated. The land and building are classified as held and used on the Company’s Consolidated balance sheets at March 31, 2014.